UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 2, 2014
Date of Report (Date of earliest event reported)

4Cable TV International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53983	80-0955951
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1248 Highway 501 Business
Conway, South Carolina 29526
(Address of Principal Executive Offices)

1-843-347-4933
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02	Unregistered Sales of Equity Securities

On April 2 the Company retained Monarch Media ("Monarch") as its full service investor relations firm.  In accordance with the terms of the agreement , the Company placed in escrow for Monarch 2,000,000 (two million) shares of common stock of the Company. An additional $10,000 per month shall be due to Monarch for the balance of the agreement, which is a 36 month contract.

SECTION 8 – OTHER EVENTS

Item 8.01.  Other Events.

Incorporated by reference is a press release issued by the Registrant on April 2, 2014, attached as Exhibit 99.1, announcing the hiring of Monarch as its full service investor relations firm.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

(d)             Exhibits

Exhibit No.	Exhibit Description

99.1	Press release announcing the hiring of Monarch Media firm, dated April 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4CABLE TV INTERNATIONAL, INC. a Nevada corporation

Dated: April 4, 2014	By:	/s/ Steven K. Richey
Steven K. Richey Chief Executive Officer